EXHIBIT 4(a)

                 LINCOLN NATIONAL CORPORATION


                        Debt Securities


                           INDENTURE


                 Dated as of January 15, 1987





      Morgan Guaranty Trust Company of New York, Trustee


                      CROSS-REFERENCE TABLE

TIA                                                Indenture
Section                                            Section


310(a)(1)                                          7.10
310(a)(2)                                          7.10
310(a)(3)                                          N.A.
310(a)(4)                                          N.A.
310(b)                                             7.08; 7.10
310(c)                                             N.A.
311(a)                                             7.11
311(b)                                             7.11
311(c)                                             N.A.
312(a)                                             2.05
312(b)                                             10.03
312(c)                                             10.03
313(a)                                             7.06
313(b)(1)                                          N.A.
313(b)(2)                                          7.06
313(c)                                             7.06
313(d)                                             7.06
314(a)                                             4.04
314(b)                                             N.A.
314(c)(1)                                          10.04
314(c)(2)                                          10.04
314(c)(3)                                          N.A.
314(d)                                             N.A.
314(e)                                             10.05
314(f)                                             N.A.
315(a)                                             7.01(b)
315(b)                                             7.05
315(c)                                             7.01(a)
315(d)                                             7.01(c)
315(e)                                             6.11
316(a)(last sentence)                              10.06
316(a)(1)(A)                                       6.05
316(a)(1)(B)                                       6.04
316(a)(2)                                          N.A.
316(b)                                             6.07

317(a)(1)                                          6.08
317(a)(2)                                          6.09
317(b)                                             2.04
318(a)                                             10.01
                         _______________
                      N.A. means Not Applicable.
         Note:  This cross-reference table is not part of the
                           Indenture.

  ARTICLE ONE  Definitions and Incorporation by Reference    1
     SECTION 1.01.  Definitions                            1
     SECTION 1.02.  Other Definitions                      4
       SECTION 1.03.  Incorporation by Reference of Trust
     Indenture Act                                         4
     SECTION 1.04.  Rules of Construction                  4
     SECTION 1.05.  Acts of Securityholders                5

  ARTICLE TWO  The Securities                                5
     SECTION 2.01.  Terms and Form                         5
     SECTION 2.02.  Execution and Authentication           6
     SECTION 2.03.  Registrar and Paying Agent             7
     SECTION 2.04.  Paying Agent to Hold Money in Trust    7
     SECTION 2.05.  Securityholder Lists                   7
     SECTION 2.06.  Transfer, Registration and Exchange    8
     SECTION 2.07.  Replacement Securities                 8
     SECTION 2.08.  Outstanding Securities                 9
     SECTION 2.09.  Temporary Securities                   9
     SECTION 2.10.  Cancellation                           9
     SECTION 2.11.  Defaulted Interest                     9

  ARTICLE THREE  REDEMPTION                                 10
     SECTION 3.01.  Applicability of Article              10
     SECTION 3.02.  Notices to Trustee                    10
     SECTION 3.03.  Selection of Securities to be Redeemed11
     SECTION 3.04.  Notice of Redemption                  11
     SECTION 3.05.  Effect of Notice of Redemption        12
          SECTION 3.06.  Deposit of Redemption Price or
     Securities                                           12
     SECTION 3.07.  Securities Redeemed in Part           12

  ARTICLE FOUR  Covenants                                   12
     SECTION 4.01.  Payment of Securities                 12
     SECTION 4.02.  Payment of Taxes and Other Claims     12
     SECTION 4.03.  Corporate Existence                   13
     SECTION 4.04   SEC Reports                           13
     SECTION 4.05.  Statement as to Compliance            13
         SECTION 4.06.  Limitation on Liens on Stock of
     Restricted Subsidiaries                              14
       SECTION 4.07.  Limitations on Issue or Disposition
                of Stock of Restricted Subsidiaries       14
     SECTION 4.08.  Waiver of Certain Covenants           14

  ARTICLE FIVE  Successor Corporation                       15
     SECTION 5.01.  When Company May Merge, etc           15
     SECTION 5.02.  Successor Corporation Substituted     15

  ARTICLE SIX  Defaults and Remedies                        15
     SECTION 6.01.  Events of Default                     15
     SECTION 6.02.  Acceleration                          17
     SECTION 6.03.  Other Remedies                        17
     SECTION 6.04.  Waiver of Past Defaults               17
     SECTION 6.05.  Control by Majority                   18
     SECTION 6.06.  Limitation on Suits                   18
     SECTION 6.07.  Rights of Holders to Receive Payment  18

     SECTION 6.08.  Collection Suit by Trustee            19
     SECTION 6.09.  Trustee May File Proofs of Claim      19
     SECTION 6.10.  Priorities                            19
     SECTION 6.11.  Undertaking for Costs                 20

  ARTICLE SEVEN  Trustee                                    20
     SECTION 7.01.  Duties of Trustee                     20
     SECTION 7.02.  Rights of Trustee                     21
     SECTION 7.03.  Individual Rights of Trustee          21
     SECTION 7.04.  Trustee's Disclaimer                  21
     SECTION 7.05.  Notice of Defaults                    21
     SECTION 7.06.  Reports by Trustee to Holders         22
     SECTION 7.07.  Compensation and Indemnity            22
     SECTION 7.08.  Replacement of Trustee                23
     SECTION 7.09.  Successor Trustee by Merger, etc      23
     SECTION 7.10.  Eligibility; Disqualification         23
        SECTION 7.11.  Preferential Collection of Claims
     Against Company.                                     24

  ARTICLE EIGHT  Discharge of Indenture                     24
     SECTION 8.01.  Termination of Company's Obligations  24
             SECTION 8.02.  Termination of Company's
                Obligations Under Certain Circumstances   25
     SECTION 8.03.  Application of Trust Money            26
     SECTION 8.04.  Repayment to Company                  26
     SECTION 8.05.  Indemnity for Government Obligations  27

  ARTICLE NINE  Amendments, Supplements and Waivers         27
     SECTION 9.01.  Without Consent of Holders            27
     SECTION 9.02.  With Consent of Holders               27
     SECTION 9.03.  Compliance with Trust Indenture Act   28
     SECTION 9.04.  Revocation and Effect of Consents     28
     SECTION 9.05.  Notation on or Exchange of Securities 28
     SECTION 9.06.  Trustee to Sign Amendments, etc       28

  ARTICLE TEN  Miscellaneous                                28
     SECTION 10.01.  Trust Indenture Act Controls         28
     SECTION 10.02.  Notices                              29
       SECTION 10.03.  Communication by Holders with Other
     Holders                                              29
          SECTION 10.04.  Certificate and Opinion as to
     Conditions Precedent                                 30
      SECTION 10.05.  Statements required in Certificate or
     Opinion                                              30
     SECTION 10.06.  When Treasury Securities Disregarded 30
     SECTION 10.07.  Legal Holidays                       31
     SECTION 10.08.  Governing Law                        31
       SECTION 10.09.  No Adverse Interpretation of Other
     Agreements                                           31
     SECTION 10.10.  Successors                           31
     SECTION 10.11.  Duplicate Originals                  31
     SECTION 10.12.  Securities in Foreign Currencies     31
         SECTION 10.13.  Effect of Headings and Table of
     Contents                                             31

     INDENTURE dated as of January 15, 1987, between Lincoln
  National Corporation, an Indiana corporation ("Company"), and
   Morgan Guaranty Trust Company of New York, a New York trust company, as trustee hereunder ("Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
             Company's Securities issued hereunder:

                           ARTICLE ONE

           Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.

     "Agent" means any Registrar, Paying Agent or co-Registrar or agent for service of notice and demands. See Section 2.03.

     "Authorized Newspaper" means a newspaper printed in the English language and customarily published at least once a day on each business day in each calendar week and of general circulation in New York, New York, whether or not such newspaper is published on Legal Holidays, or, with respect to the Securities of any series, such other newspaper(s), as may be specified in the Board Resolution or supplement to this Indenture pursuant to which such series of Securities is issued. Whenever, under the provisions of this Indenture or a Board Resolution, two or more publications of a notice or other communication are required or permitted, such publications may be in the same or difference newspapers. If, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or impracticable to publish any notices required by this Indenture or a Board Resolution in the manner provided, then such publication in lieu thereof or such other notice as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

     "Board of Directors" means the Board of Directors of the Company, or the Executive Committee or any other committee of the Board of Directors duly authorized to act for it hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company as properly adopted by the Board of Directors and to be in full force and effect and delivered to the Trustee.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Domestic Subsidiary" means any Subsidiary except a Subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States of America, or
(b) which is engaged primarily in financing the operations of the Company and its Subsidiaries, or any of them, outside the United States of America.

     "Government Obligations" with respect to any series of Securities means direct noncallable obligations of the government which issued the currency in which the Securities of that series are denominated, noncallable obligations the payment of the principal of and interest on which is fully guaranteed by such government, and noncallable obligations on which the full faith and credit of such government is pledged to the payment of the principal thereof and interest thereon, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

     "Holder" or "Securityholder" means with respect to a Registered Security, a person in whose name such Security is registered on the books of the Registrar and, with respect to an unregistered Security, the bearer thereof.

     "Indenture" means this Indenture, as it may from time to time be amended or supplemented.

     "Officer" means the Chairman of the Board, the President or any Vice President.

     "Officers' Certificate" means a certificate signed by two
Officers or by an Officer and the Treasurer, the Secretary, an Assistant Treasurer or any Assistant Secretary of the Company.
See Sections 10.04 and 10.05.

     "Opinion of Counsel" means a written opinion from the General Counsel of the Company or any other legal counsel, who may be another employee of or counsel to or for the Company, or any other legal counsel acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

     "principal", whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any," and, whenever used with reference to any Security which by its terms provides (or as to which mandatory provisions of law provide) that less than the principal amount thereof shall be due and payable upon a declaration of the acceleration of the maturity thereof, and in the contexts of such a declaration, of proving a claim under bankruptcy, insolvency or similar laws, or of determining whether the holders of the requisite aggregate principal amount of the Securities of any or all series then outstanding have concurred in any request, demand, authorization, direction, notice, consent, waiver or other action by Securityholders hereunder, shall mean the portion of such principal amount so provided to be due and payable upon a declaration of acceleration of the maturity thereof.

     "Redemption Date" means the date fixed for redemption of any Security to be redeemed pursuant to this Indenture.

     "Redemption Price" means the principal amount of any Security to be redeemed.

     "Registered Security" means any Security registered in the Registrar's books.

     "Restricted Subsidiary" means each of American States

Insurance Company, The Lincoln National Life Insurance Company, Lincoln National Pension Insurance Company, Security-Connecticut Life Insurance Company and The Western Casualty and Surety Company and any successor to all or a principal part of the business or properties of any thereof and any other Subsidiary which the Board of Directors by Board Resolution designates as a Restricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the debt securities, as amended or supplemented from time to time pursuant to this Indenture, that are issued under this Indenture.

     "Subsidiary" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Voting Stock" means stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Yield to Maturity" means the yield to maturity on any Security which by its terms provides (or as to which mandatory provisions of law provide) that less than the principal amount thereof shall be due and payable upon a declaration of acceleration of the maturity thereof, calculated at the time of issuance of such Security, or, if applicable, at the most recent redetermination of interest on such Security, and calculated in accordance with either the constant interest method or such other method as is specified in the terms of such Security established pursuant to Section 2.01.

SECTION 1.02.  Other Definitions.

      Term                                Defined in Section
      "Bankruptcy Law"                           6.01
      "Custodian"                                6.01
      "Debt"                                     4.06
      "Discharged"                               8.02
      "Event of Default"                         6.01
      "Legal Holiday"                           10.07
      "Paying Agent"                             2.03
      "Registrar"                                2.03

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

SECTION 1.04.  Rules of Construction.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2)  "or" is not exclusive;

          (3) words in the singular include the plural, and in the plural include the singular; and

          (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

SECTION 1.05.  Acts of Securityholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effect when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be provided by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of this authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be provided in any other manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security register or by a certificate of the Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                           ARTICLE TWO

                         The Securities

SECTION 2.01.  Terms and Form.

     The Securities may be issued in one or more series of Securities and shall bear the title, interest, if any, at the rates, from the dates, shall mature at the times, may be redeemable at the prices and upon the terms, shall be denominated and payable at the place or places and in the currency or currencies (which may be other than United States dollars), including composite currencies, and shall contain or be subject to all terms as shall be approved by or pursuant to a Board Resolution or in one or more supplements to this Indenture.

     The Securities of each series hereunder shall be in one or more forms approved from time to time by or pursuant to a Board Resolution or in one or more supplements to this Indenture. If the form of the Security of any series is approved by or pursuant to a Board Resolution, an Officers' Certificate shall state that all conditions precedent relating to the authentication and delivery of such Security have been complied with and shall be accompanied by a copy of the Board Resolution by or pursuant to which the form of such Security has been approved. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. Each Security may contain any other terms as are not inconsistent with this Indenture.

     The Securities of each series may be issued as Registered Securities without coupons or, if provided by the terms of the instrument establishing such series of Securities, as unregistered Securities, with or without coupons. Unless the form of a Security of a series provides otherwise or when the Securities are denominated in a currency other than United States dollars, the Securities of such series shall be issued in denominations of $1,000 or integral multiples thereof.

     All Securities of any one series shall be substantially identical except as to denomination or except as may otherwise be provided in or pursuant to the Board resolution or supplement to this Indenture approving the terms of the Securities of such series.

SECTION 2.02.  Execution and Authentication.

     Two Officers shall sign the Securities for the Company by facsimile signatures. The Company's seal, if any, shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     The aggregate principal amount of Securities outstanding hereunder at any time shall be unlimited except that such outstanding amount may not exceed the amount authorized from time to time by the Board of Directors and except as provided in
Section 2.07. The Trustee shall authenticate Securities for original issue upon a written order of the Company signed by two Officers or by an Officer and the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Company.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee's authentication shall be in the following form:

     This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

                         Morgan Guaranty Trust Company of New
York,
                              as Trustee


                         By:

SECTION 2.03.  Registrar and Paying Agent.

     The Company shall designate a Registrar who shall maintain an office or agency where Securities may be presented for registration of transfer and where each series of Registered Securities may be presented for exchange ("Registrar") and a Paying Agent who shall maintain an office or agency where Securities and coupons may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of each series of Registered Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee to be the Registrar, Paying Agent and agent for service of notices and demands.

SECTION 2.04.  Paying Agent to Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of or any interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.05.  Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee from information in the possession or control of the Company (a) on or before each interest payment date for any series of Securities, (b) pursuant to the form of Security for each series of non-interest bearing Securities and (c) at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, provided that if the provisions of (a) or (b) do not provide for the furnishing of such information at stated intervals of not more than six months, at least as frequently as semiannually, not later than May 15 and November 15 of each year.

SECTION 2.06.  Transfer, Registration and Exchange.

     When a Registered Security is presented to the Registrar or a co-Registrar in proper form for registration of transfer with a request to register a transfer, the Registrar or co-Registrar shall register the transfer as requested.

     At the option of the Securityholder, Securities of any series may be exchanged for Securities of the same series of like aggregate principal amount and stated maturity and of other authorized denominations. The Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive.

     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed for any exchange or transfer.

     The Company shall not be required (a) to issue, register the transfer of or exchange any Securities of any series for a period of 15 days next preceding any selection of Securities of such series to be redeemed, or (b) to register the transfer of or exchange any Securities of any series selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

SECTION 2.07.  Replacement Securities.

      If the Holder of a mutilated Security surrenders such Security to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series. In case any such Security has or is about to become due and payable, the Company may pay the Security instead of issuing a new Security. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their fees and expenses in replacing a Security.

      Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued under this Indenture.

SECTION 2.08.  Outstanding Securities.

      Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company or one of its affiliates holds the Security.

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

      If the Company is deemed to be discharged from its obligations with respect to the Securities of any series pursuant to Section 8.01 or 8.02(a), the Securities of such series shall cease to be outstanding.

SECTION 2.09.  Temporary Securities.

      Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee
shall authenticate  definitive  Securities  in   exchange   for
temporary Securities.

SECTION 2.10.  Cancellation.

     The Company at any time may deliver Securities or coupons to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment and all coupons surrendered for payment. The Trustee shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation and all coupons surrendered for payment. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.11.  Defaulted Interest.

      If the Company defaults in a payment of interest on any series of Registered Securities, and so long as the Trustee deems the following procedure practicable, the Company shall pay the defaulted interest to persons who are Holders of Registered Securities of such series on a subsequent special record date in the following manner. The Company shall fix the special record date for the payment of such defaulted interest on such Securities (which shall be between 10 and 30 days before the payment date) and payment date for such defaulted interest. At least 15 days before the special record date, the Company shall mail each Holder of Registered Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                          ARTICLE THREE

                           REDEMPTION

SECTION 3.01.  Applicability of Article.

      This Article shall apply to the Securities of each series, if any, that by their terms are subject to redemption at the option of the Company or pursuant to the operation of a sinking fund. If the terms of any Security shall conflict with any provision of this Article, the terms of such Security shall govern.

SECTION 3.02.  Notices to Trustee.

      If the Company wants to redeem Securities of any series pursuant to the terms of the Securities of that series, the Company shall notify the Trustee of the redemption date and the principal amount of the Securities to be redeemed. Each such notice shall be accompanied by an Officers' Certificate stating that any conditions to such redemption as provided in such Security and in this Article have been complied with. If the Company elects to redeem less than all of the Securities of a series, the Company shall notify the Trustee of such redemption date and of the principal amount of such Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 3.03.

      If Securities of any series by its terms is redeemable pursuant to the operation of a sinking fund, the Company shall notify the Trustee by an Officers' Certificate of the amount of the next sinking fund payment and the portion of such payment which is to be satisfied by delivering and crediting Securities of the same series pursuant to Section 3.06.

      If the Company wants to reduce the principal amount of Securities to be redeemed pursuant to the terms of such Securities, it shall notify the Trustee by Officers' Certificate of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities of the same series it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such Officers' Certificate.

      The Company shall give each notice or Officers' Certificate provided for in this Section at least 50 days before the Redemption Date (unless shorter notice is satisfactory to the Trustee).

SECTION 3.03.  Selection of Securities to be Redeemed.

     If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of such series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such series that have denominations larger than the minimum authorized denomination of Securities of that series. Securities and portions thereof the Trustee selects shall be in amounts equal to the smallest authorized denominations or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04.  Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of such redemption to the Holders of the Securities to be redeemed as a whole or in part, with respect to Registered Securities, by mailing a notice of such redemption by first-class mail to each Holder of Registered Securities to be redeemed and, with respect to unregistered Securities, by publishing in an Authorized Newspaper notice of such redemption on two separate days.

     The notice shall identify the Securities to be redeemed and shall state:

     (1)  the Redemption Date;

     (2)  the Redemption Price and accrued interest, if any;

     (3) if less than all Securities of a series outstanding are to be redeemed, the identification (and, if any Security is to be redeemed in part, the principal amount) of the particular Security to be redeemed;

     (4)  the name and address of the Paying Agent;

     (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
     Price and accrued interest, if any;

     (6) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

     (7) that the redemption is pursuant to a sinking fund, if such is the case.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

                                 -10

SECTION 3.05.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the applicable Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the applicable Redemption Price, plus accrued interest to the Redemption Date; provided, however, that any regular payment of interest becoming due on the Redemption Date shall be payable to the Holders of such Securities in accordance with their terms.

SECTION 3.06.  Deposit of Redemption Price or Securities.

     On or before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date.

     If any Security by its terms permits any sinking fund payment obligation to be satisfied by delivering and crediting Securities, the Company shall deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

SECTION 3.07.  Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

                          ARTICLE FOUR

                            Covenants

SECTION 4.01.  Payment of Securities.

     The Company shall pay the principal of and any interest on the Securities of each series on the dates and in the manner provided in the Securities and this Indenture. At the Company's option, it can pay any interest on Registered Securities of any series by mailing checks or drafts to the holders of such Securities at their addresses as shown on the Registrar's books.

     The Company shall pay interest on overdue principal of any Security at the rate borne by such Security (or, such Security's yield to maturity, if applicable); it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Domestic Subsidiary or upon the income, profits or property of the Company or any Domestic Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Domestic Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.03.  Corporate Existence.

     Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.04  SEC Reports.

     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA Sect. 314(a).

SECTION 4.05.  Statement as to Compliance.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 10.05 hereof, signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that

          (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

          (2) to the best of his knowledge, based on such review, (a) the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default under clause (3) or
     (4) of Section 6.01, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

SECTION 4.06.  Limitation on Liens on Stock of Restricted
Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt for money borrowed (hereafter in this Section referred to as "Debt") secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary (whether such shares of stock are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Debt that the Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt.

SECTION 4.07.  Limitations on Issue or Disposition of Stock of
Restricted Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the capital stock (other than nonvoting preferred stock) of any Restricted Subsidiary (except to the Company or to one or more Restricted Subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if:

          (1)  the entire capital stock of a Registered
     Subsidiary is disposed of in a single transaction, or in a series of related transactions, for a consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors; or

          (2) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries; or

          (3) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding capital stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors.

SECTION 4.08.  Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 4.02, 4.03,
4.06 or 4.07, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities, and the Holders of at least a majority in principal amount of the outstanding Securities of each series to be affected, if the Holders of one or more but less than all the series of outstanding Securities are to be affected, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                          ARTICLE FIVE

                      Successor Corporation

SECTION 5.01.  When Company May Merge, etc.

     The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless the successor or transferee corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia, assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture and the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture. Thereafter all such obligations of the predecessor corporation shall terminate.

SECTION 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                           ARTICLE SIX

                      Defaults and Remedies

SECTION 6.01.  Events of Default.

     An "Event of Default" occurs with respect to the Securities of any series if:

     (1) the Company defaults in the payment of interest, if any, on any Security of such series when the same becomes due and payable and the default continues for a period of 30 days;

     (2) the Company defaults in the payment of the principal of any Security of such series when the same becomes due and payable at maturity, upon redemption (if applicable) or otherwise;

     (3) the Company fails to comply with any of its other covenants, conditions or agreements in the Securities of such series or this Indenture, unless such covenants, conditions or agreements are solely for the benefit of the Securities of a different series, and the default continues for the period and after the notice specified below;

     (4) a default under any other indebtedness of the Company for money borrowed having unpaid principal in excess of $1,000,000 or under any indenture or other instrument under which any such indebtedness has been issued or by which it is governed, whether now existing or hereafter created, shall happen and result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, without such acceleration being rescinded or annulled within the period and after the notice specified below;

     (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D) makes a general assignment for the benefit of its creditors, or

          (E) fails generally to pay its debts as they become due;

     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A)  is for relief against the Company in an
involuntary case,

          (B) appoints a Custodian of the Company or for all or substantially all of its property, or

          (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

     (7) any other event shall occur constituting an Event of Default with respect to the Securities of such series.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A default with respect to the Securities of any series under clause (3) or clause (4) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company and the Trustee of the default and the Company does not cure the default within 60 days in the case of clause
(3) and 30 days in the case of clause (4) after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

     Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any default unless written notice thereof shall have been given to the Trustee pursuant to Section 10.02 by the Company, the Paying Agent, the Holder of a Security or an agent of such Holder.

SECTION 6.02.  Acceleration.

     If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of such series by notice to the Company and the Trustee, may declare the principal of and accrued interest, if any, on all the Securities of such series to be due and payable immediately. Upon such declaration such principal and interest, if any, shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities of such series by notice to the Company and the Trustee may rescind an acceleration and its consequences if all existing Events of Default with respect to the Securities of such series, other than the non-payment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived, if interest on overdue principal which has become due otherwise than by such declaration of acceleration, and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate, if any, borne (or Yield to Maturity if Original Issue Discount Securities) by the Securities of such series, have been paid, and if the rescission would not conflict with any judgment or decree. No such rescission shall have any affect on any subsequent default or impair any right consequent thereon.

SECTION 6.03.  Other Remedies.

     If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.  Waiver of Past Defaults.

     Subject to Section 6.02 and Section 9.02, the Holders of a majority in principal amount of the outstanding Securities of any series on behalf of the Holders of all the Securities of such series by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other default, or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

     The Holders of a majority in principal amount of the outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of such series. The Trustee, however, may refuse to follow any direction (a) that conflicts with law or this Indenture, (b) that the Trustee determines is unduly prejudicial to the rights of another Holder of Securities of such series or (c) that would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.

     A Holder of Securities of any series may not pursue any remedy with respect to this Indenture or the Securities of such series unless:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in principal amount of the outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding
Securities of such series.

     A Holder may not use this Indenture to prejudice any other
Holder or to obtain a preference or priority over any other
Holder.

SECTION 6.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and any interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Nothing in this Indenture is deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof or to authorize the Trustee to vote with respect to the claims of any such Holder in any such proceeding.

SECTION 6.08.  Collection Suit by Trustee.

     If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing for the Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities of such series for the whole amount of principal and interest remaining unpaid on the Securities of such series together with interest on overdue principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne (or Yield to Maturity if Original Issue Discount Securities) by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and any predecessor Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and the Holders of Securities allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities of any series, its creditors or its property. The Trustee shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same. Any Custodian in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee and any predecessor Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor Trustee under Section 7.07.

SECTION 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article with respect to the Securities of any series, it shall pay out the money in the following order:

     First: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;

     Second: to Holders of Securities of such series for amounts due and unpaid on the Securities for principal and any interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and any interest, respectively; and

     Third:  to the Company.

SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities of any series.

                          ARTICLE SEVEN

                             Trustee

SECTION 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, which may include Trust Officers, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) Money held by the Trustee in trust hereunder need not be segregated except to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

SECTION 7.02.  Rights of Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) Any demand, request, direction or notice from the Company mentioned herein shall, unless otherwise specifically provided, be sufficiently evidenced by a demand, request, direction or notice signed by an Officer of the Company.

SECTION 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

     The Trustee makes no representations as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the Securities or the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults.

     If a Default occurs and is continuing with respect to Securities and if it is known to the Trustee, the Trustee shall give to each Holder of Securities of any series to which such default relates, in the manner and to the extent provided in TIA Sect. 313(c), and otherwise as provided in Section 10.02 of this Indenture, notice of the Default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on a Security of any series, or in the payment of any sinking or purchase fund installment, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or a trust committee of directors and/or of responsible officers, which may include Trust Officers, of the Trustee in good faith determines that withholding the notice is in the interests of Holders of Securities of such Series.

SECTION 7.06.  Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Sect. 313(a). The Trustee also shall comply with TIA Section 313(b)(2). Reports to Holders pursuant to this Section
7.06 shall be transmitted in the manner and to the extent provided in TIA Section 313(c).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities of such series are listed.

     The Company agrees to notify the Trustee whenever the Securities of any series become listed on any stock exchange.

SECTION 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee and any predecessor trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify each of the Trustee and any predecessor Trustee against any loss or liability (including legal fees and expenses) incurred by it in connection with the acceptance and administration of the trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity; provided, however, that the failure to give the Company any notice of any claim shall not in any way affect the rights of the Trustee hereunder to indemnification for such claim. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any predecessor Trustee to the extend due to its own negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or 6.01(6) occurs, the expenses and the compensation for services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with respect to the Securities. The Company may remove the Trustee with respect to all Securities if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged a bankrupt or an insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall give notice of its succession to each Holder of Securities.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. If any series of Securities is admitted to trading on the New York Stock Exchange, Inc., or any successor thereto, the Trustee shall maintain an office or agency in The Borough of Manhattan, The
City of New York as long as such series of Securities shall be so admitted. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Sect. 310(b) the Indenture dated as of September 15, 1982 between the Company and Morgan Guaranty Trust Company of New York, as Trustee, for the Company's 13-7/8% Notes due September 15, 1992.

SECTION 7.11.  Preferential Collection of Claims Against
Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                          ARTICLE EIGHT

                     Discharge of Indenture

SECTION 8.01.  Termination of Company's Obligations.

     The Company may terminate all of its obligations under the Securities of any series and this Indenture with respect to such series if all Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Securities of such series which have been replaced or paid) have been delivered to the Trustee for cancellation or if:

          (1) the Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

          (2) the Company irrevocably deposits in trust with the Trustee money sufficient to pay principal of and any interest on the Securities of such series to maturity or redemption, as the case may be (other than moneys paid to the Company or discharged from trust in accordance with
     Section 8.04).

     The Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.03 and 10.10 with respect to the
Securities of such series, however, shall survive so long as any principal of or interest, if any, on the Securities of such series remains unpaid. Thereafter the Company's obligations in Sections 7.07 and 10.10 shall survive.

     After a deposit of such moneys, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

SECTION 8.02.  Termination of Company's Obligations Under Certain
Circumstances.

     Unless otherwise provided in an indenture supplemental hereto with respect to the Securities of any series, the Company, at its option, either (a) shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities of any series on the ninety-first day after the applicable conditions set forth below have been satisfied or
(b) shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.02, 4.03,
4.06 and 4.07 with respect to the Securities of any series and any other covenants provided in a Board Resolution delivered to the Trustee pursuant to Section 2.01 or an indenture supplemental hereto with respect to the Securities of such series at any time after the applicable conditions set forth below have been satisfied:

          (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) money in an amount, or (B) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day (or, if such day is a Legal Holiday, the first day preceding such day which is not a Legal Holiday) before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of and interest, if any, on the outstanding Securities of such series on the dates such installments of principal and interest, if any, are due (taking into account any redemption pursuant to optional sinking fund payments notice of which redemption is provided to the Trustee at the time of the deposit referred to in this paragraph (1));

          (2) if the Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph would not cause such Securities to be delisted;

          (3) no Event of Default, or event which with the giving of notice or lapse of time, or both, would become an Event of Default, with respect to the Securities of such series under Sections 6.01(1), 6.01(2), 6.01(3), 6.01(5) or
     6.01(6) of this Indenture shall have occurred and be continuing on the date of such deposit and the Company shall have furnished to the Trustee an Officers' Certificate to such effect; and

          (4) the Company shall have delivered to the Trustee the following: (a) either (i) an Opinion of Counsel or
     (ii) a ruling from, or published by, the Internal Revenue Service, whichever of (i) or (ii) the Company shall determine, to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and (b) either
     (i) an Opinion of Counsel or (ii) a no-action letter from, or issued by, the Securities and Exchange Commission, whichever of (i) or (ii) the Company shall determine, to the effect that the deposit with the Trustee of money and/or Government Securities as trust funds as provided in this
     Section 8.02 will not be considered an investment company required to be registered under the Investment Company Act of 1940, as amended.

     "Discharged" means, for purposes of this Section 8.02, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of any series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute such instruments as may be requested by the Company acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, solely from the trust fund described above, payment of the principal of and interest, if any, on such Securities when such payments are due; (B) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.03 and
10.10; and (C) the rights, powers, duties and immunities of the Trustee hereunder. Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee and any predecessor Trustee under Section 7.07 and 10.10 shall survive.

SECTION 8.03.  Application of Trust Money.

     All moneys and Government Obligations deposited with the Trustee pursuant to Section 8.01 and 8.02 and, with respect to Government Obligations, the principal and interest in respect thereof, shall be held irrevocably in trust and applied by it to the payment in accordance with the provisions of the Securities of any series and this Indenture, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the Securities of such series for the payment or redemption of which such money has been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.04.  Repayment to Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.05.  Indemnity for Government Obligations.

     The Corporation shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

                          ARTICLE NINE

               Amendments, Supplements and Waivers

SECTION 9.01.  Without Consent of Holders.

     The Company may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;
          (2)  to comply with Section 5.01;
          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;
          (4) to establish the form or terms of Securities of any series permitted by Section 2.01; or
          (5) to make any change that does not adversely affect the rights of any Securityholder in a material manner.

SECTION 9.02.  With Consent of Holders.

     The Company may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least 66-2/3% in principal amount of the outstanding Securities of each series affected by such indenture supplement or amendment voting as one class. The Holders of a majority in principal amount of the outstanding Securities of each such series affected may waive compliance by the Company in a particular instance with any provision of this Indenture or the Securities of such series without notice to any Holder of Securities of such series. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a rescission pursuant to Section 6.02 or waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;
          (2) reduce the rate of or extend the time for payment of interest, if any, on any Security;
          (3) reduce the principal of or extend the fixed maturity of any Security;
          (4) change the amount or time of any payment required by any Security;
          (5) waive a default in the payment of the principal of or interest on any Security; or
          (6) make any Security payable in money other than that stated in the Security.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.  Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

     A consent to an amendment, supplement or waiver or to any other action hereunder by a Holder of a Security of any series shall bind the Holder and every subsequent Holder of a Security or portion of a Security of that series that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver or other action becomes effective.

     After an amendment, supplement or waiver with respect to a series of Securities becomes effective, it shall bind every Holder of Securities of that series.

SECTION 9.05.  Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may request the Holder of the Security to deliver it to the Trustee. The Trustee may then place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities (present or potential), or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement, the Trustee shall be entitled to receive, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

                           ARTICLE TEN

                          Miscellaneous

SECTION 10.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA Section 310 to 317, inclusive, the required provision shall control.

SECTION 10.02.  Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Company:

          Lincoln National Corporation
          1300 South Clinton Street
          Fort Wayne, Indiana  46801
               Attention:  Treasurer

     if to the Trustee:

          Morgan Guaranty Trust Company of New York
          30 West Broadway
          New York, New York  10015
               Attention:  Corporate Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder of a Registered Security shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Any notice required or permitted to be given to a Holder of unregistered Securities of any series shall be deemed to be properly given if such notice is published in an Authorized
Newspaper on two separate days.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.03.  Communication by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Sect. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions
Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, except in the case of any request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application no additional certificate or opinion need be furnished, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.  Statements required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)  a statement that the person making such
     certificate or opinion has read such covenant or condition and the definitions relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06.  When Treasury Securities Disregarded.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any other obligor upon the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor.

SECTION 10.07.  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08.  Governing Law.

     The laws of the State of New York shall govern this Indenture and the Securities. Unless the form of Security provides otherwise, all money or dollar amounts expressed herein or in the Securities refer to United States dollars.

SECTION 10.09.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.
Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.  Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.11.  Duplicate Originals.

     The parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.12.  Securities in Foreign Currencies.

     Wherever this Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, Holders of Securities denominated in United States dollars and in any other currency, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency other than United States dollars shall be treated for any such action, determination or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company may specify in a written notice to the Trustee.

SECTION 10.13.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and do not constitute a part of this Indenture and shall not affect the meaning, construction or effect of this Indenture.

                           SIGNATURES

Dated:  as of January 15, 1987

                              LINCOLN NATIONAL CORPORATION


                              By:  /s/  Max A. Roesler
                                        Vice President

Attest:


/s/ Marilyn A. Vachon
          Secretary           (SEAL)


Dated:  as of January 15, 1987

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK


                              By:  /s/ R. E. Sparrow
                                      Vice President

Attest:


/s/ W. A. Spooner
     Assistant Secretary           (SEAL)